UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2007
Date of Report (Date of earliest event reported)

ARVANA INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-30695	87-0618509
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 2610, 1066 West Hastings Street
Vancouver, British Columbia, Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

604-684-4691
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

Hallotel Deutschland GmbH

On December 7, 2007, Arvana, Inc. (“we” or the “Company”) entered into settlement and share purchase agreement (the “BCH Settlement Agreement”) among the Company, BCH Beheer, B.V. (“BCH”)., Hallotel Deutschland GmBH (“Hallotel”), and Teyfik Oezcan, our former President, Chief Executive Officer and director. The following summary of the Settlement and Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement and Share Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On December 7, 2007, we entered into settlement and share repurchase agreement (the “Brulex Settlement Agreement”) between the Company and Brulex-consultadoria Economica E Marketing Ltda. (“Brulex”). The following summary of the Settlement and Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement and Share Purchase Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

We acquired control over Hallotel by acquiring all of the outstanding shares (the “BCH Shares”) of BCH, a wholly-owned subsidiary of Brulex, former owner of all the issued and outstanding shares of Hallotel, pursuant to the terms of a share purchase agreement dated August 9, 2006 (the “Share Purchase Agreement”). This acquisition and the details of which were reported on our current report on Form 8-K No. 1 dated August 9, 2006 and filed with the United State Securities and Exchange Commission on August 15, 2006 and as amended and filed on August 29, 2006. Under the terms of the Share Purchase agreement, we acquired the BCH Shares in exchange for, among other things, the issuance to Brulex of 3,541,700 shares of our common stock (the “Arvana Shares”), the issuance to Brulex of a promissory note in the amount of Euro250,000 (the “Promissory Note”). The amount owing under the Promissory Note had been reduced to Euro170,000. In addition, we agreed to a price adjustment under Section 2.3 of the Share Purchase Agreement pursuant to which Euro359,000 was owed by us to Brulex (the “Price Adjustment Amount”).

Under the terms of the Brulex Settlement Agreement, we agreed to pay to Brulex a purchase price (the “Purchase Price”) of Euro 225,000 in consideration for:

  the return of the Arvana Shares to us for cancellation; and

  the cancellation of the Promissory Note and the obligation to pay to the Price Adjustment Amount.

We agreed to pay the Purchase Price by:

  the payment of Euro75,000 on closing; and

  the issuance to Brulex of a new promissory note in the amount of Euro150,000.

The closing under the BCH Settlement Agreement was completed on December 7, 2007. Each party executed a release in favour of the other party on closing.

Concurrent with our sale of the BCH Shares, Mr. Oezcan purchased from BCH all of the issued and outstanding shares of Hallotel pursuant to the terms and conditions of the BCH Settlement Agreement in consideration for:

  Euro10 payable in cash; and

  the resignation of Mr. Oezcan as an employee of the Company and the termination of the employment agreement between us and Mr. Oezcan.

The closing of the purchase of Hallotel by Mr. Oezcan pursuant to the BCH Settlement Agreement was completed on December 7, 2007. Mr. Oezcan executed a release in favour of the Company, BCH and Hallotel on closing. We executed a release in favour of Mr. Oezcan on closing.

As a result of the closings pursuant to the Brulex Settlement Agreement and the BCH Settlement Agreement:

  we no longer own or control any interest in Hallotel or the business carried on by Hallotel;

  the 3,541,700 shares of our common stock original issued in connection with our acquisition of Hallotel have been cancelled;

  Mr. Oezcan is no longer a director, officer or employee of the Company;

  we are no longer earning revenues from our current business operations.

Item 1.02	Termination of a Material Definitive Agreement

Concurrent with the disposition of our Hallotel operating subsidiary effective December 7, 2007, as described in Item 1.01 above, we terminated our employment agreement with Mr. Teyfik Oezcan.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets

We completed the disposition of our Hallotel operating subsidiary effective December 7, 2007, as described in Item 1.01 above.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements with Certain Officers

Concurrent with the disposition of our Hallotel operating subsidiary effective December 7, 2007, as described in Item 1.01 above, Mr. Teyfik Oezcan resigned as our president and as a director of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits

10.1	Settlement and Share Purchase Agreement among BCH Beheer, B.V., Teyfik Oezcan, Hallotel Deutschland GmbH and the Company dated December 7, 2007;

10.2	Settlement and Share Repurchase Agreement between Brulex-Consultadoria Economica E Marketing Ltda. and the Company dated December 7, 2007;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

	By:	/s/ Wayne Smith
DATE: December 13, 2007
Wayne Smith
Chief Financial Officer